SCIOS INC.
                                AND SUBSIDIARIES
                        Computation of Net Loss Per Share

                       (Calculated in accordance with the
                            guidelines of item 601 of
                          Regulation S-K. The effect of
                            stock options on loss per
                             share is anti-dilutive

                                                          Twelve Months Ended
                                                              December 31,
                                                  1996                          1995
                                                  ----                          ----
                                                              (Unaudited)
PRIMARY:
 Average common shares outstanding                35,885,922                    35,809,876
 Net effect of dilutive stock options -
  based on treasury stock method                           0                             0
                                                  ----------                    ----------
 Average common and common equivalent
  shares outstanding                              35,885,922                    35,809,876
                                                  ==========                    ==========


  Net loss                                      $(18,403,000)                 $(26,382,000)
                                                ============                  ============

 Net loss per share                                   ($0.51)                       ($0.74)
                                                      ======                        ======


FULLY DILUTED:
 Average common shares outstanding                35,885,922                    35,809,876
 Net effect of dilutive stock options -
  based on treasury stock method                           0                             0
                                                  ----------                    ----------
 Average common and common equivalent -
  shares outstanding                              35,885,922                    35,809,876
                                                  ==========                    ==========

 Net loss                                       $(18,403,000)                 $(26,382,000)
                                                ============                  ============

Net loss per share                                    ($0.51)                       ($0.74)
                                                      ======                        ======


                         See notes to consolidated financial statements

                                          Exhibit 11.1
